FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-13

COMM 2018-COR3

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333/206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503/4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Jefferies LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the COMM 2018-COR3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-COR3 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type(5)	Type	Rate	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date
Loan	1.00	930 Flushing	9.9%	1	LCM/GACC	100,000,000	100,000,000	100,000,000	Industrial	Warehouse/Distribution	4.16600%	0.0144%	Actual/360	120	120	0	0	04/13/2018	06/06/2018	05/06/2028
Loan	2.00	Hyatt @ Olive 8	7.8%	1	LCM	78,000,000	78,000,000	78,000,000	Hospitality	Full Service	4.84000%	0.0144%	Actual/360	131	119	0	0	05/05/2017	06/06/2017	04/06/2028
Loan	3.00	Kingswood Center	6.5%	1	LCM	65,500,000	65,500,000	65,500,000	Mixed Use	Office/Retail/Parking	5.06600%	0.0144%	Actual/360	120	117	0	0	01/18/2018	03/06/2018	02/06/2028
Loan	4.00	1001 North Shoreline Boulevard(29)	6.4%	1	GACC	64,450,000	64,450,000	64,450,000	Office	Suburban	3.46488%	0.01441%	Actual/360	120	119	0	0	03/15/2018	05/06/2018	04/06/2028
Loan	5.00	Beekman Tower	6.3%	1	LCM	63,000,000	63,000,000	63,000,000	Multifamily	High-Rise	4.63350%	0.0144%	Actual/360	129	119	0	0	06/16/2017	08/06/2017	04/06/2028
Loan	6.00	Grand Hyatt Seattle(2)	5.0%	1	LCM	50,000,000	50,000,000	50,000,000	Hospitality	Full Service	4.74000%	0.0144%	Actual/360	121	109	0	0	05/05/2017	06/06/2017	06/06/2027
Loan	7.00	315 West 36th Street(2)	4.7%	1	GACC	47,000,000	47,000,000	47,000,000	Office	CBD	4.50500%	0.0187%	Actual/360	120	118	0	0	02/09/2018	04/06/2018	03/06/2028
Loan	8.00	240 East 54th Street	4.2%	1	LCM/GACC	42,000,000	42,000,000	42,000,000	Retail	Anchored	4.11200%	0.0144%	Actual/360	120	113	0	0	09/25/2017	11/06/2017	10/06/2027
Loan	9.00	Atlantic Times Square(2)	4.0%	1	JPMCB	40,000,000	40,000,000	40,000,000	Mixed Use	Retail/Multifamily	4.84500%	0.0144%	Actual/360	120	119	0	0	03/20/2018	05/01/2018	04/01/2028
Loan	10.00	Shoreline Center	3.8%	1	LCM	38,300,000	38,300,000	38,300,000	Office	Suburban	4.28800%	0.0144%	Actual/360	120	117	0	0	01/10/2018	03/06/2018	02/06/2028
Loan	11.00	San Antonio Business Park	3.4%	1	LCM	34,000,000	34,000,000	29,215,118	Industrial	Flex	4.73000%	0.0144%	Actual/360	120	114	360	360	10/11/2017	12/06/2017	11/06/2027
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	3.1%	1	LCM	31,500,000	31,500,000	31,500,000	Hospitality	Full Service	5.10000%	0.0144%	Actual/360	120	119	0	0	03/08/2018	05/06/2018	04/06/2028
Loan	13.00	Lehigh Valley Mall(2)	3.0%	1	GACC	30,000,000	29,744,472	23,876,018	Retail	Super Regional Mall	4.05600%	0.0144%	Actual/360	120	114	360	354	10/13/2017	12/01/2017	11/01/2027
Loan	14.00	Sherman Oaks Collection	2.2%	1	LCM	22,400,000	22,400,000	22,400,000	Retail	Shadow Anchored	4.63900%	0.0144%	Actual/360	120	116	0	0	12/28/2017	02/06/2018	01/06/2028
Loan	15.00	NYC Parking Portfolio(30)	2.2%	3	LCM	21,675,000	21,675,000	21,675,000	Other	Parking Garage	4.43822%	0.0144%	Actual/360	120	113	0	0	09/20/2017	11/06/2017	10/06/2027
Property	15.01	The Corinthian Parking Garage	1.5%	1	LCM	14,948,276	14,948,276		Other	Parking Garage
Property	15.02	Rector Place Parking Garage	0.4%	1	LCM	3,737,069	3,737,069		Other	Parking Garage
Property	15.03	Riverside Drive Parking Garage	0.3%	1	LCM	2,989,655	2,989,655		Other	Parking Garage
Loan	16.00	644 Broadway	2.1%	1	LCM	21,200,000	21,200,000	21,200,000	Mixed Use	Office/Retail/Multifamily	4.99700%	0.0144%	Actual/360	120	119	0	0	03/30/2018	05/06/2018	04/06/2028
Loan	17.00	Mariano’s Palatine	2.0%	1	LCM	20,317,500	20,317,500	20,317,500	Retail	Single Tenant	4.83600%	0.0144%	Actual/360	120	115	0	0	11/28/2017	01/06/2018	12/06/2027
Loan	18.00	Miramar Town Center	1.7%	1	LCM	17,250,000	17,250,000	15,784,329	Mixed Use	Office/Retail/Multifamily	4.49700%	0.0144%	Actual/360	120	115	360	360	11/21/2017	01/06/2018	12/06/2027
Loan	19.00	North West Square	1.6%	1	CREFI	16,388,000	16,388,000	13,445,267	Retail	Anchored	4.93000%	0.0344%	Actual/360	120	120	360	360	04/11/2018	06/06/2018	05/06/2028
Loan	20.00	2857 West 8th Street	1.4%	1	CREFI	14,300,000	14,300,000	14,300,000	Mixed Use	Office/Retail	4.80000%	0.0144%	Actual/360	120	119	0	0	03/29/2018	05/06/2018	04/06/2028
Loan	21.00	Gaviidae Common	1.4%	1	LCM	14,200,000	14,200,000	14,200,000	Mixed Use	Office/Retail	4.29000%	0.0144%	Actual/360	120	119	0	0	03/12/2018	05/06/2018	04/06/2028
Loan	22.00	266 Broadway	1.3%	1	CREFI	13,120,000	13,120,000	13,120,000	Office	CBD	4.93000%	0.0144%	Actual/360	120	119	0	0	03/21/2018	05/06/2018	04/06/2028
Loan	23.00	Hawthorn Commons	1.3%	1	GACC	13,000,000	13,000,000	13,000,000	Mixed Use	Medical Office/Retail	4.72000%	0.0144%	Actual/360	120	119	0	0	03/09/2018	05/06/2018	04/06/2028
Loan	24.00	The Plazas at Summerlin	1.3%	1	LCM	12,800,000	12,800,000	11,786,539	Office	Suburban	4.90100%	0.0144%	Actual/360	120	116	360	360	12/28/2017	02/06/2018	01/06/2028
Loan	25.00	Fairfield Inn Charleston Airport	1.2%	1	CREFI	12,500,000	12,485,848	10,384,777	Hospitality	Limited Service	5.32000%	0.0144%	Actual/360	120	119	360	359	03/16/2018	05/06/2018	04/06/2028
Loan	26.00	Perimeter Place	1.1%	1	LCM	10,750,000	10,750,000	9,156,545	Office	Suburban	5.31800%	0.0144%	Actual/360	120	117	360	360	01/18/2018	03/06/2018	02/06/2028
Loan	27.00	Kohl's Westland	1.0%	1	CREFI	10,100,000	10,100,000	8,965,133	Retail	Single Tenant	5.12000%	0.0144%	Actual/360	120	118	360	360	02/20/2018	04/06/2018	03/06/2028
Loan	28.00	Four Points by Sheraton Miami Beach	1.0%	1	LCM	10,000,000	10,000,000	10,000,000	Hospitality	Full Service	4.58600%	0.0144%	Actual/360	120	120	0	0	04/16/2018	06/06/2018	05/06/2028
Loan	29.00	Best Western Plus Atlantic Beach Resort	1.0%	1	LCM	10,000,000	10,000,000	10,000,000	Hospitality	Full Service	4.61600%	0.0144%	Actual/360	120	116	0	0	12/28/2017	02/06/2018	01/06/2028
Loan	30.00	Walgreens & Fresenius Portfolio	0.9%	2	LCM	9,450,000	9,450,000	9,450,000	Various	Various	4.55400%	0.0144%	Actual/360	120	112	0	0	08/18/2017	10/06/2017	09/06/2027
Property	30.01	Walgreens	0.6%	1	LCM	6,150,000	6,150,000		Retail	Single Tenant
Property	30.02	Fresenius	0.3%	1	LCM	3,300,000	3,300,000		Office	Medical
Loan	31.00	LA Fitness Apple Valley	0.9%	1	LCM	9,100,000	9,006,068	7,368,942	Retail	Single Tenant	4.55000%	0.0144%	Actual/360	120	112	360	352	08/31/2017	10/06/2017	09/06/2027
Loan	32.00	Maple Ridge Plaza	0.8%	1	LCM	8,500,000	8,500,000	7,297,564	Retail	Anchored	4.69700%	0.0144%	Actual/360	120	112	360	360	08/29/2017	10/06/2017	09/06/2027
Loan	33.00	Preston Place	0.8%	1	LCM	8,200,000	8,200,000	7,316,697	Retail	Anchored	5.36800%	0.0144%	Actual/360	120	119	360	360	03/14/2018	05/06/2018	04/06/2028
Loan	34.00	Waterfront Village	0.8%	1	JPMCB	8,200,000	8,189,912	6,714,265	Office	CBD	4.87200%	0.0619%	Actual/360	120	119	360	359	03/09/2018	05/01/2018	04/01/2028
Loan	35.00	CVS Gainesville	0.7%	1	LCM	7,475,000	7,475,000	7,475,000	Retail	Single Tenant	4.41400%	0.0144%	Actual/360	120	116	0	0	12/07/2017	02/06/2018	01/06/2028
Loan	36.00	Safeway	0.7%	1	JPMCB	7,170,000	7,170,000	7,170,000	Retail	Single Tenant	4.57700%	0.0144%	Actual/360	120	119	0	0	03/27/2018	05/01/2018	04/01/2028
Loan	37.00	Gateway Airport Crossing	0.6%	1	CREFI	6,000,000	5,992,710	4,923,923	Retail	Anchored	4.94000%	0.0144%	Actual/360	120	119	360	359	03/16/2018	05/06/2018	04/06/2028
Loan	38.00	White Lake Commons	0.5%	1	CREFI	5,400,000	5,393,536	4,443,166	Retail	Anchored	5.02000%	0.0144%	Actual/360	120	119	360	359	03/14/2018	05/06/2018	04/06/2028
Loan	39.00	Xcelience-Lonza Tampa HQ Building	0.5%	1	LCM	4,800,000	4,800,000	4,101,753	Industrial	Warehouse/Flex	4.52100%	0.0144%	Actual/360	120	116	360	360	12/19/2017	02/06/2018	01/06/2028
Loan	40.00	Mall Plaza Apartments	0.4%	1	LCM	4,400,000	4,394,766	3,624,371	Multifamily	Mid-Rise	5.05400%	0.0144%	Actual/360	120	119	360	359	03/15/2018	05/06/2018	04/06/2028
Loan	41.00	Arkema	0.4%	1	CREFI	4,030,000	4,030,000	4,030,000	Mixed Use	Industrial/Office	4.68000%	0.0144%	Actual/360	120	119	0	0	03/16/2018	05/06/2018	04/06/2028

A-1-1

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant
Property Flag	ID	Property Name	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)(7)	Service($)(7)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)	NCF DSCR(7)(10)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)
Loan	1.00	930 Flushing	No	05/06/2028	351,988	4,223,861			120	Hard	In Place	No		2.92x	2.83x	0	6	195,000,000	03/28/2018	Yes
Loan	2.00	Hyatt @ Olive 8	No	04/06/2028	318,969	3,827,633			119	Hard	Springing	No	Yes - A	2.72x	2.25x	0	6	148,700,000	03/08/2017	Yes
Loan	3.00	Kingswood Center	No	02/06/2028	280,360	3,364,317			117	Hard	In Place	No		1.34x	1.29x	0	6	95,000,000	10/12/2017	Yes
Loan	4.00	1001 North Shoreline Boulevard(29)	Yes	04/06/2030	188,678	2,264,131			119	Hard	Springing	No		3.52x	3.52x	0	6	171,000,000	04/01/2018	Yes
Loan	5.00	Beekman Tower	No	04/06/2028	246,637	2,959,648			119	Soft	Springing	No		1.62x	1.60x	0	6	146,000,000	03/20/2018	Yes
Loan	6.00	Grand Hyatt Seattle(2)	No	06/06/2027	200,243	2,402,917	332,403	3,988,842	109	Hard	Springing	No	Yes - A	2.45x	2.12x	0	6	242,300,000	03/08/2017	Yes
Loan	7.00	315 West 36th Street(2)	No	03/06/2028	178,896	2,146,758	114,189	1,370,271	118	Hard	Springing	No		1.49x	1.39x	0	6	127,000,000	01/22/2018	Yes
Loan	8.00	240 East 54th Street	No	10/06/2027	145,919	1,751,027			113	Hard	Springing	No		1.64x	1.63x	0	6	73,000,000	08/24/2017	Yes
Loan	9.00	Atlantic Times Square(2)	No	04/01/2028	163,743	1,964,917	237,427	2,849,129	119	Springing Hard	Springing	No		1.94x	1.86x	0	1	163,800,000	02/01/2018	Yes
Loan	10.00	Shoreline Center	No	02/06/2028	138,759	1,665,114			117	Hard	In Place	No		2.44x	2.32x	0	6	60,000,000	03/01/2018	Yes
Loan	11.00	San Antonio Business Park	No	11/06/2027	176,950	2,123,405			18	Soft Springing Hard	Springing	No		1.59x	1.44x	0	6	45,600,000	09/14/2017	Yes
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	No	04/06/2028	135,734	1,628,813			119	Hard	Springing	No		2.15x	1.92x	0	6	58,100,000	09/13/2017	Yes
Loan	13.00	Lehigh Valley Mall(2)	No	11/01/2027	144,195	1,730,338	817,104	9,805,248		Hard	Springing	No		2.16x	2.07x	0	1	445,000,000	09/04/2017	Yes
Loan	14.00	Sherman Oaks Collection	No	01/06/2028	87,797	1,053,568			116	Hard	Springing	No		1.59x	1.53x	0	6	35,200,000	11/20/2017	Yes
Loan	15.00	NYC Parking Portfolio(30)	No	10/06/2027	81,279	975,345			113	Hard	Springing	No		1.66x	1.65x	0	6	34,100,000	Various	Yes
Property	15.01	The Corinthian Parking Garage																23,500,000	08/10/2017	Yes
Property	15.02	Rector Place Parking Garage																5,900,000	08/10/2017	Yes
Property	15.03	Riverside Drive Parking Garage																4,700,000	08/09/2017	Yes
Loan	16.00	644 Broadway	No	04/06/2028	89,506	1,074,077			119	Hard	Springing	No		1.66x	1.58x	0	6	33,800,000	03/08/2018	Yes
Loan	17.00	Mariano’s Palatine	No	12/06/2027	83,017	996,201			115	Hard	Springing	No		1.70x	1.69x	0	6	29,850,000	10/08/2017	Yes
Loan	18.00	Miramar Town Center	No	12/06/2027	87,372	1,048,470			55	Hard	Springing	No		2.06x	1.85x	0	6	25,100,000	08/21/2017	Yes
Loan	19.00	North West Square	No	05/06/2028	87,275	1,047,295				Springing Hard	Springing	No		1.57x	1.44x	0	6	23,400,000	03/26/2018	Yes
Loan	20.00	2857 West 8th Street	No	04/06/2028	57,994	695,933			119	Springing Hard	Springing	No	Yes - D	1.74x	1.64x	0	6	24,500,000	02/06/2018	Yes
Loan	21.00	Gaviidae Common	No	04/06/2028	51,470	617,641			119	Hard	Springing	No	Yes - B	2.26x	2.25x	0	6	26,350,000	01/29/2018	Yes
Loan	22.00	266 Broadway	No	04/06/2028	54,650	655,800			119	Soft Springing Hard	Springing	No		1.81x	1.69x	0	6	20,500,000	02/16/2018	Yes
Loan	23.00	Hawthorn Commons	No	04/06/2028	51,844	622,122			119	Hard	Springing	No		2.00x	2.00x	0	6	20,600,000	02/05/2018	Yes
Loan	24.00	The Plazas at Summerlin	No	01/06/2028	67,941	815,290			56	Hard	Springing	No	Yes - B	1.93x	1.83x	0	6	21,770,000	10/25/2017	Yes
Loan	25.00	Fairfield Inn Charleston Airport	No	04/06/2028	69,568	834,821				Hard	Springing	No		1.78x	1.61x	0	6	18,800,000	02/01/2019	Yes
Loan	26.00	Perimeter Place	No	02/06/2028	59,815	717,786			9	Hard	Springing	No		1.38x	1.25x	0	6	14,650,000	12/05/2017	Yes
Loan	27.00	Kohl's Westland	No	03/06/2028	54,962	659,545			34	Hard	Springing	No		1.64x	1.59x	0	6	14,700,000	01/26/2018	Yes
Loan	28.00	Four Points by Sheraton Miami Beach	No	05/06/2028	38,747	464,969			120	Springing Hard	Springing	No	Yes - C	7.50x	6.07x	0	6	60,000,000	03/01/2018	Yes
Loan	29.00	Best Western Plus Atlantic Beach Resort	No	01/06/2028	39,001	468,011			116	Springing Hard	Springing	No	Yes - C	5.44x	4.51x	0	6	44,000,000	11/01/2017	Yes
Loan	30.00	Walgreens & Fresenius Portfolio	No	09/06/2027	36,361	436,330			112	Hard	Springing	No	Yes - B/E	2.17x	2.16x	0	6	17,050,000	Various	Yes
Property	30.01	Walgreens																11,000,000	07/19/2017	Yes
Property	30.02	Fresenius																6,050,000	07/24/2017	Yes
Loan	31.00	LA Fitness Apple Valley	No	09/06/2027	46,379	556,549				Hard	In Place	No		1.47x	1.45x	0	6	13,200,000	07/27/2017	Yes
Loan	32.00	Maple Ridge Plaza	No	09/06/2027	44,069	528,827			16	Hard	Springing	No	Yes - C	1.59x	1.41x	0	6	12,150,000	02/01/2018	Yes
Loan	33.00	Preston Place	No	04/06/2028	45,882	550,582			35	Hard	In Place	No		1.53x	1.41x	0	6	12,000,000	10/23/2017	Yes
Loan	34.00	Waterfront Village	No	04/01/2028	43,380	520,562				Hard	Springing	No		2.30x	2.01x	0	1	13,000,000	02/15/2018	Yes
Loan	35.00	CVS Gainesville	No	01/06/2028	27,877	334,529			116	Hard	Springing	No		1.94x	1.92x	0	6	10,900,000	09/13/2017	Yes
Loan	36.00	Safeway	No	04/01/2028	27,727	332,729			119	Hard	Springing	No		2.06x	2.03x	0	1	13,500,000	03/02/2018	Yes
Loan	37.00	Gateway Airport Crossing	No	04/06/2028	31,990	383,876				Hard	Springing	No		1.51x	1.42x	0	6	8,340,000	01/25/2018	Yes
Loan	38.00	White Lake Commons	No	04/06/2028	29,054	348,653				Springing Hard	Springing	No		1.38x	1.29x	0	6	7,610,000	02/14/2018	Yes
Loan	39.00	Xcelience-Lonza Tampa HQ Building	No	01/06/2028	24,381	292,570			20	Hard	Springing	No	Yes - E	1.72x	1.62x	0	6	7,500,000	11/07/2017	Yes
Loan	40.00	Mall Plaza Apartments	No	04/06/2028	23,766	285,187				Soft	Springing	No		1.44x	1.40x	0	6	6,350,000	02/21/2018	Yes
Loan	41.00	Arkema	No	04/06/2028	15,935	191,223			119	Springing Hard	Springing	No	Yes - D	2.78x	2.53x	0	6	7,900,000	02/06/2018	Yes

A-1-2

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Cut-Off									Net	Units	Loan per Net
			Date LTV	LTV Ratio at						Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Property Flag	ID	Property Name	Ratio(10)(13)	Maturity or ARD(10)(13)	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms/Spaces)(4)	Measure(4)	(SF/Unit/Room/Space)($)(4)(10)	(# of payments)(14)(15)(16)
Loan	1.00	930 Flushing	51.3%	51.3%	930 Flushing Avenue	Brooklyn	Kings	NY	11206	1988	2009	315,644	Sq. Ft.	317	L(24), D(92), O(4)
Loan	2.00	Hyatt @ Olive 8	52.5%	52.5%	1635 8th Avenue	Seattle	King	WA	98101	2009	NAP	346	Rooms	225,434	L(36), D(91), O(4)
Loan	3.00	Kingswood Center	68.9%	68.9%	1630 East 15th Street	Brooklyn	Kings	NY	11229	2007	NAP	130,218	Sq. Ft.	503	L(27), D(89), O(4)
Loan	4.00	1001 North Shoreline Boulevard(29)	37.7%	37.7%	1001 North Shoreline Boulevard	Mountain View	Santa Clara	CA	95051	2017	NAP	123,374	Sq. Ft.	522	L(25), D(88), O(7)
Loan	5.00	Beekman Tower	43.2%	43.2%	3 Mitchell Place	New York	New York	NY	10017	1928	2014	178	Units	353,933	L(34), D(92), O(3)
Loan	6.00	Grand Hyatt Seattle(2)	54.9%	54.9%	721 Pine Street	Seattle	King	WA	98101	2001	2014	457	Rooms	291,028	L(36), D(81), O(4)
Loan	7.00	315 West 36th Street(2)	60.6%	60.6%	315 West 36th Street	New York	New York	NY	10018	1926	2015	143,479	Sq. Ft.	537	L(26), D(90), O(4)
Loan	8.00	240 East 54th Street	57.5%	57.5%	240 East 54th Street	New York	New York	NY	10022	1925	2015	29,950	Sq. Ft.	1,402	L(31), D(85), O(4)
Loan	9.00	Atlantic Times Square(2)	59.8%	59.8%	500 North Atlantic Boulevard	Monterey Park	Los Angeles	CA	91754	2010	NAP	379,376	Sq. Ft.	258	L(25), D(91), O(4)
Loan	10.00	Shoreline Center	63.8%	63.8%	130 - 150 Shoreline Drive	Redwood City	San Mateo	CA	94065	1985	2017	81,569	Sq. Ft.	470	L(27), D(88), O(5)
Loan	11.00	San Antonio Business Park	74.6%	64.1%	1006/1046 Central Parkway South & 121 Interpark Boulevard	San Antonio	Bexar	TX	78232	1982, 1983, 1984, 1996	NAP	411,631	Sq. Ft.	83	L(30), D(87), O(3)
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	54.2%	54.2%	4041 Harney Street	San Diego	San Diego	CA	92110	1988	1997	200	Rooms	157,500	L(25), D(91), O(4)
Loan	13.00	Lehigh Valley Mall(2)	44.6%	35.8%	250 Lehigh Valley Mall	Whitehall	Lehigh	PA	18052	1976	2006	545,233	Sq. Ft.	364	L(30), D(83), O(7)
Loan	14.00	Sherman Oaks Collection	63.6%	63.6%	4550-4578 Van Nuys Boulevard	Sherman Oaks	Los Angeles	CA	91403	1960	2017	31,285	Sq. Ft.	716	L(28), D(88), O(4)
Loan	15.00	NYC Parking Portfolio(30)	63.6%	63.6%	Various	New York	New York	NY	Various	Various	NAP	268	Spaces	80,877	L(31), D(86), O(3)
Property	15.01	The Corinthian Parking Garage			345 East 37th Street	New York	New York	NY	10016	1989	NAP	186	Spaces	80,877
Property	15.02	Rector Place Parking Garage			333 Rector Place	New York	New York	NY	10280	1985	NAP	46	Spaces	80,877
Property	15.03	Riverside Drive Parking Garage			222 Riverside Drive	New York	New York	NY	10025	1989	NAP	36	Spaces	80,877
Loan	16.00	644 Broadway	62.7%	62.7%	644-660 Broadway	San Francisco	San Francisco	CA	94133	1963	2017	50,718	Sq. Ft.	418	L(25), D(91), O(4)
Loan	17.00	Mariano’s Palatine	68.1%	68.1%	545 North Hicks Road	Palatine	Cook	IL	60067	2012	NAP	71,324	Sq. Ft.	285	L(29), D(88), O(3)
Loan	18.00	Miramar Town Center	68.7%	62.9%	2401/2403 Main Street; 11606/11611 City Hall Promenade	Miramar	Broward	FL	33025	2008, 2014	NAP	153,569	Sq. Ft.	112	L(29), D(88), O(3)
Loan	19.00	North West Square	70.0%	57.5%	6600-6700 Sawmill Road	Columbus	Franklin	OH	43235	1984	1996, 2014	112,862	Sq. Ft.	145	L(24), D(93), O(3)
Loan	20.00	2857 West 8th Street	58.4%	58.4%	2857 West 8th Street	Brooklyn	Kings	NY	11224	1931	2016	52,302	Sq. Ft.	273	L(25), D(91), O(4)
Loan	21.00	Gaviidae Common	53.9%	53.9%	655 Nicolet Mall	Minneapolis	Hennepin	MN	55402	1988-1992	2015	48,256	Sq. Ft.	294	L(25), D(92), O(3)
Loan	22.00	266 Broadway	64.0%	64.0%	266 Broadway	Brooklyn	Kings	NY	11211	1910	2006	30,086	Sq. Ft.	436	L(25), D(92), O(3)
Loan	23.00	Hawthorn Commons	63.1%	63.1%	850-870 North Milwaukee Avenue	Vernon Hills	Lake	IL	60061	1988	2016	47,381	Sq. Ft.	274	L(25), D(90), O(5)
Loan	24.00	The Plazas at Summerlin	58.8%	54.1%	1635-1645 Village Center Circle	Las Vegas	Clark	NV	89134	1995	2014/2017	88,019	Sq. Ft.	145	L(28), D(89), O(3)
Loan	25.00	Fairfield Inn Charleston Airport	66.4%	55.2%	4841 Tanger Outlet Blvd	North Charleston	Charleston	SC	29418	2000	2010	102	Rooms	122,410	L(25), D(91), O(4)
Loan	26.00	Perimeter Place	73.4%	62.5%	800 Mount Vernon Highway	Atlanta	Fulton	GA	30328	1996	NAP	81,654	Sq. Ft.	132	L(27), D(90), O(3)
Loan	27.00	Kohl's Westland	68.7%	61.0%	35000 Warren Road	Westland	Wayne	MI	48185	1987	1996	90,860	Sq. Ft.	111	L(26), D(91), O(3)
Loan	28.00	Four Points by Sheraton Miami Beach	16.7%	16.7%	4343 Collins Avenue	Miami Beach	Miami-Dade	FL	33140	1938	2011/2014	216	Rooms	46,296	L(24), D(92), O(4)
Loan	29.00	Best Western Plus Atlantic Beach Resort	22.7%	22.7%	4101 Collins Avenue	Miami Beach	Miami-Dade	FL	33140	1955	2017	186	Rooms	53,763	L(28), D(88), O(4)
Loan	30.00	Walgreens & Fresenius Portfolio	55.4%	55.4%	Various	Various	Various	Various	Various	Various	NAP	25,032	Sq. Ft.	378	L(32), D(85), O(3)
Property	30.01	Walgreens			350 Preakness Avenue	Paterson	Passaic	NJ	07502	2011	NAP	14,820	Sq. Ft.	378
Property	30.02	Fresenius			1208 Scottsville Road	Chili	Monroe	NY	14624	2017	NAP	10,212	Sq. Ft.	378
Loan	31.00	LA Fitness Apple Valley	68.2%	55.8%	15135 Galaxie Avenue	Apple Valley	Dakota	MN	55124	2007	NAP	45,050	Sq. Ft.	200	L(32), YM1(84), O(4)
Loan	32.00	Maple Ridge Plaza	70.0%	60.1%	4220-4224 Maple Road	Amherst	Erie	NY	14226	1986, 1995	1998	103,356	Sq. Ft.	82	L(32), D(84), O(4)
Loan	33.00	Preston Place	68.3%	61.0%	3430 Preston Highway	Louisville	Jefferson	KY	40213	1968	2011	134,019	Sq. Ft.	61	L(25), D(88), O(7)
Loan	34.00	Waterfront Village	63.0%	51.6%	50-60 Lakefront Boulevard	Buffalo	Erie	NY	14202	1981	2014	132,098	Sq. Ft.	62	L(25), D(91), O(4)
Loan	35.00	CVS Gainesville	68.6%	68.6%	1621 SW 13th Street	Gainesville	Alachua	FL	32608	2011	NAP	27,958	Sq. Ft.	267	L(28), D(88), O(4)
Loan	36.00	Safeway	53.1%	53.1%	10105 224th Street E	Graham	Pierce	WA	98338	1987	2007	46,779	Sq. Ft.	153	L(25), D(91), O(4)
Loan	37.00	Gateway Airport Crossing	71.9%	59.0%	5221-5229 South Power Road	Mesa	Maricopa	AZ	85212	2007	NAP	29,650	Sq. Ft.	202	L(25), D(91), O(4)
Loan	38.00	White Lake Commons	70.9%	58.4%	10805 & 10815 Highland Road	White Lake	Oakland	MI	48386	1993	2017	64,291	Sq. Ft.	84	L(25), D(92), O(3)
Loan	39.00	Xcelience-Lonza Tampa HQ Building	64.0%	54.7%	4910 Savarese Circle	Tampa	Hillsborough	FL	33634	1982	2015	71,150	Sq. Ft.	67	L(28), D(89), O(3)
Loan	40.00	Mall Plaza Apartments	69.2%	57.1%	157 South Kalamazoo Mall	Kalamazoo	Kalamazoo	MI	49007	1980	2015	21	Units	209,275	L(25), D(91), O(4)
Loan	41.00	Arkema	51.0%	51.0%	410 Gregson Drive	Cary	Wake	NC	27511	1984	2017	39,223	Sq. Ft.	103	L(25), D(91), O(4)

A-1-3

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten
Property Flag	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(11)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(10)	Debt Yield(10)	Revenue($)	EGI($)	Expenses($)
Loan	1.00	930 Flushing													12.3%	12.0%	14,504,957	13,779,709	1,446,643
Loan	2.00	Hyatt @ Olive 8	12/31/2017	35,982,428	25,509,870	10,472,558	12/31/2016	33,659,712	24,351,711	9,308,001	12/31/2015	33,363,650	23,601,471	9,762,179	13.3%	11.0%	35,851,376	35,851,376	25,450,025
Loan	3.00	Kingswood Center	11/30/2017	5,802,624	1,047,768	4,754,856	12/31/2016	5,401,538	978,691	4,422,847	12/31/2015	5,212,223	952,483	4,259,740	6.9%	6.6%	4,692,578	6,323,651	1,801,293
Loan	4.00	1001 North Shoreline Boulevard(29)													12.4%	12.4%	8,740,650	10,644,159	2,677,053
Loan	5.00	Beekman Tower	12/31/2017	9,972,378	5,091,284	4,881,094	12/31/2017	9,130,225	5,075,616	4,054,610	12/31/2016	8,169,573	5,353,773	2,815,801	7.6%	7.5%	11,517,095	10,105,712	5,309,972
Loan	6.00	Grand Hyatt Seattle(2)	12/31/2017	43,235,832	27,217,686	16,018,146	12/31/2016	42,069,129	26,736,437	15,332,692	12/31/2015	40,411,207	25,893,073	14,518,134	11.8%	10.2%	42,797,616	42,797,616	27,106,761
Loan	7.00	315 West 36th Street(2)	12/31/2017	6,266,317	2,067,234	4,199,083	12/31/2016	4,297,186	1,848,221	2,448,965					6.8%	6.4%	7,494,945	7,347,271	2,090,863
Loan	8.00	240 East 54th Street	08/31/2017	2,836,144	632,070	2,204,074									6.8%	6.8%	3,101,422	3,551,939	688,715
Loan	9.00	Atlantic Times Square(2)	02/28/2018	14,504,628	4,526,658	9,977,969	12/31/2017	14,417,337	4,498,174	9,919,162	12/31/2016	13,515,561	4,235,008	9,280,553	9.5%	9.2%	13,998,264	14,250,505	4,913,494
Loan	10.00	Shoreline Center													10.6%	10.1%	4,638,823	5,256,973	1,202,258
Loan	11.00	San Antonio Business Park	08/31/2017	5,482,613	1,959,946	3,522,668	12/31/2016	5,210,811	1,972,656	3,238,155	12/31/2015	5,032,086	1,747,656	3,284,431	9.9%	9.0%	5,985,107	5,379,700	2,004,299
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	12/31/2017	9,264,197	5,519,897	3,744,300	12/31/2016	9,388,068	5,298,083	4,089,985	12/31/2015	9,168,360	5,003,690	4,164,670	11.1%	9.9%	9,176,070	9,176,070	5,676,951
Loan	13.00	Lehigh Valley Mall(2)	08/31/2017	35,447,338	9,071,090	26,376,248	12/31/2016	36,598,789	9,104,230	27,494,559	12/31/2015	36,151,146	9,508,909	26,642,237	12.6%	12.1%	22,940,810	33,855,087	8,922,902
Loan	14.00	Sherman Oaks Collection													7.5%	7.2%	1,886,034	2,213,985	543,668
Loan	15.00	NYC Parking Portfolio(30)	07/31/2017	2,515,172	496,610	2,018,562	12/31/2016	2,252,297	475,856	1,776,441					7.5%	7.4%	1,740,000	2,225,978	603,135
Property	15.01	The Corinthian Parking Garage	07/31/2017	1,476,977	286,283	1,190,694	12/31/2016	1,399,720	264,354	1,135,366							1,200,000	1,479,743	357,624
Property	15.02	Rector Place Parking Garage	07/31/2017	647,197	141,066	506,131	12/31/2016	565,878	143,597	422,281							300,000	437,753	160,792
Property	15.03	Riverside Drive Parking Garage	07/31/2017	390,998	69,261	321,737	12/31/2016	286,699	67,905	218,794							240,000	308,482	84,718
Loan	16.00	644 Broadway	12/31/2017	2,436,451	925,215	1,511,236	12/31/2016	1,608,563	696,461	912,102	12/31/2015	936,933	566,421	370,511	8.4%	8.0%	2,085,059	2,706,942	927,377
Loan	17.00	Mariano’s Palatine	06/30/2017	1,645,800		1,645,800	12/31/2016	1,519,201		1,519,201	12/31/2015	1,519,201		1,519,201	8.3%	8.3%	1,786,737	1,747,195	52,416
Loan	18.00	Miramar Town Center	12/31/2016	3,278,514	1,499,744	1,778,770	12/31/2015	3,079,242	1,414,410	1,664,832					12.5%	11.2%	3,109,302	3,844,979	1,690,114
Loan	19.00	North West Square	02/28/2018	2,394,916	538,891	1,856,025	12/31/2017	2,407,820	562,887	1,844,933	12/31/2015	1,988,062	572,955	1,415,107	10.1%	9.2%	2,787,799	2,665,338	1,016,902
Loan	20.00	2857 West 8th Street	12/31/2017	1,713,513	498,179	1,215,334									8.5%	8.0%	1,877,508	1,823,667	610,327
Loan	21.00	Gaviidae Common	12/31/2017	2,515,627	1,083,044	1,432,583	12/31/2016	2,035,716	803,414	1,232,303					9.8%	9.8%	1,482,983	2,557,575	1,161,722
Loan	22.00	266 Broadway	12/31/2017	1,194,408	94,976	1,099,432	12/31/2016	1,101,686	89,879	1,011,808	12/31/2015	1,030,455	85,864	944,591	9.0%	8.5%	1,427,774	1,359,660	172,663
Loan	23.00	Hawthorn Commons	12/31/2017	1,529,959	474,583	1,055,376									9.6%	9.6%	1,542,348	1,718,067	472,276
Loan	24.00	The Plazas at Summerlin	10/31/2017	1,602,002	750,629	851,373	12/31/2016	1,898,616	715,351	1,183,265	12/31/2015	1,696,838	731,731	965,107	12.3%	11.6%	2,656,029	2,396,327	825,116
Loan	25.00	Fairfield Inn Charleston Airport	01/31/2018	3,713,022	2,168,195	1,544,827	12/31/2017	3,773,874	2,203,213	1,570,661	12/31/2016	4,086,557	2,334,426	1,752,131	11.9%	10.7%	3,713,022	3,713,022	2,223,491
Loan	26.00	Perimeter Place	11/30/2017	1,529,541	689,511	840,030	12/31/2016	1,370,093	672,805	697,288	12/31/2015	1,235,742	611,361	624,381	9.2%	8.4%	1,844,294	1,721,427	727,432
Loan	27.00	Kohl's Westland													10.7%	10.4%	1,144,405	1,122,948	42,774
Loan	28.00	Four Points by Sheraton Miami Beach	02/01/2018	13,365,007	9,853,079	3,511,928	12/31/2017	13,074,645	9,794,847	3,279,798	12/31/2016	14,122,217	10,175,059	3,947,158	34.9%	28.2%	13,365,007	8,174,367	9,875,812
Loan	29.00	Best Western Plus Atlantic Beach Resort	02/28/2018	8,665,066	6,054,548	2,610,518	12/31/2017	8,261,956	5,817,096	2,444,860	12/31/2016	8,080,330	5,943,967	2,136,363	25.5%	21.1%	8,665,066	8,665,066	6,118,934
Loan	30.00	Walgreens & Fresenius Portfolio													10.0%	10.0%	948,537	977,874	29,336
Property	30.01	Walgreens															576,000	593,814	17,814
Property	30.02	Fresenius															372,537	384,059	11,522
Loan	31.00	LA Fitness Apple Valley	12/31/2017	963,349		963,349	12/31/2016	963,349		963,349	12/31/2015	963,349		963,349	9.1%	9.0%	864,000	844,879	25,346
Loan	32.00	Maple Ridge Plaza	06/30/2017	987,366	428,203	559,163	12/31/2016	972,068	436,125	535,943	12/31/2015	1,312,467	426,778	885,689	9.9%	8.8%	974,306	1,299,057	458,924
Loan	33.00	Preston Place	11/30/2017	700,253	265,770	434,483	12/31/2016	918,431	215,593	702,838	12/31/2015	904,027	218,879	685,148	10.3%	9.4%	955,034	1,188,825	344,141
Loan	34.00	Waterfront Village	01/31/2018	2,192,001	49,500	2,142,501	12/31/2017	2,318,625	1,118,946	1,199,679	12/31/2016	2,242,981	1,244,377	998,604	14.6%	12.8%	2,464,894	2,341,649	1,142,893
Loan	35.00	CVS Gainesville	09/30/2017	647,746		647,746	12/31/2016	647,746		647,746	12/31/2015	647,746		647,746	8.7%	8.6%	647,746	667,779	20,033
Loan	36.00	Safeway													9.6%	9.4%	709,246	923,035	237,457
Loan	37.00	Gateway Airport Crossing	12/31/2017	723,519	176,488	547,031	12/31/2016	599,850	158,304	441,546	12/31/2015	568,942	147,557	421,385	9.7%	9.1%	830,124	753,505	172,427
Loan	38.00	White Lake Commons													9.0%	8.4%	815,397	774,628	291,790
Loan	39.00	Xcelience-Lonza Tampa HQ Building	03/28/2018	630,669	94,324	536,345	12/31/2016	296,926	17,095	279,831	12/31/2015	170,148	88,496	81,651	10.5%	9.9%	536,345	595,619	93,273
Loan	40.00	Mall Plaza Apartments	12/31/2017	497,077	187,290	309,787	T-6 Ann. 12/31/2017	490,444	187,290	303,154	T-9 Ann. 12/31/2017	470,610	187,290	283,320	9.3%	9.1%	476,640	618,565	208,167
Loan	41.00	Arkema	12/31/2017	528,532	15,856	512,676	12/31/2016	443,299	13,299	430,000	12/31/2015	443,299	13,299	430,000	13.2%	12.0%	588,503	559,078	28,346

A-1-4

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease
Property Flag	ID	Property Name	NOI ($)(11)	Reserves($)	TI/LC($)	NCF ($)	Interest(17)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(20)(21)(22)	SF	Expiration(20)	2nd Largest Tenant(19)(20)(22)	SF	Expiration(20)
Loan	1.00	930 Flushing	12,333,066	37,877	321,957	11,973,231	Fee Simple			New York City Emergency Management	315,644	10/31/2036	NAP	NAP	NAP
Loan	2.00	Hyatt @ Olive 8	10,401,352	1,792,569		8,608,783	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	3.00	Kingswood Center	4,522,357	26,044	171,888	4,324,426	Fee Simple			Visiting Nurse Service of NY	58,387	06/30/2022	TJ Maxx	26,644	10/31/2030
Loan	4.00	1001 North Shoreline Boulevard(29)	7,967,106			7,967,106	Fee Simple			Google LLC	123,374	03/31/2030	NAP	NAP	NAP
Loan	5.00	Beekman Tower	4,795,740	71,200		4,724,540	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	6.00	Grand Hyatt Seattle(2)	15,690,855	2,139,881		13,550,974	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	7.00	315 West 36th Street(2)	5,256,409	28,696	332,028	4,895,685	Fee Simple			WeWork	133,208	06/30/2031	CrossFit LLC	3,446	11/30/2018
Loan	8.00	240 East 54th Street	2,863,224	5,990	10,483	2,846,752	Fee Simple			Blink Fitness	20,500	01/31/2035	Clean Market	3,800	01/31/2035
Loan	9.00	Atlantic Times Square(2)	9,337,011	56,926	312,849	8,967,236	Fee Simple			AMC Theater	75,000	08/31/2030	24 Hour Fitness	30,842	08/31/2025
Loan	10.00	Shoreline Center	4,054,715	17,129	171,295	3,866,290	Fee Simple			Auris Surgical Robotics, Inc.	81,569	04/30/2025	NAP	NAP	NAP
Loan	11.00	San Antonio Business Park	3,375,401	127,606	181,118	3,066,678	Fee Simple			Clear Visions	48,560	05/31/2023	Xenex Healthcare Services, LLC	29,720	05/31/2021
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	3,499,120	367,043		3,132,077	Fee Simple / Leasehold	02/20/2061	2, 20-year options	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13.00	Lehigh Valley Mall(2)	24,932,185	81,785	923,571	23,926,829	Fee Simple			Bob's Discount Furniture	30,204	03/31/2028	Barnes & Noble	29,874	01/31/2023
Loan	14.00	Sherman Oaks Collection	1,670,317	6,257	48,179	1,615,881	Fee Simple			Ulta	10,660	04/30/2027	FedEx	3,375	03/31/2027
Loan	15.00	NYC Parking Portfolio(30)	1,622,843	13,400		1,609,443	Various
Property	15.01	The Corinthian Parking Garage	1,122,119	9,300		1,112,819	Fee Simple			Park-It Management Corinthian	186	09/30/2029	NAP	NAP	NAP
Property	15.02	Rector Place Parking Garage	276,960	2,300		274,660	Leasehold	06/17/2069	None	Park-It Management Rector	46	09/30/2029	NAP	NAP	NAP
Property	15.03	Riverside Drive Parking Garage	223,764	1,800		221,964	Fee Simple			Park-It Management Riverside	36	09/30/2029	NAP	NAP	NAP
Loan	16.00	644 Broadway	1,779,566	10,143	75,567	1,693,856	Fee Simple			China Live	29,478	10/31/2029	Boxcar Theatre	9,050	06/30/2026
Loan	17.00	Mariano’s Palatine	1,694,779	14,265		1,680,515	Fee Simple			Mariano's Fresh Market	71,324	01/31/2032	NAP	NAP	NAP
Loan	18.00	Miramar Town Center	2,154,865	38,392	176,604	1,939,869	Fee Simple			24 Hour Fitness	36,025	12/31/2023	GSA	15,319	05/31/2021
Loan	19.00	North West Square	1,648,437	16,929	121,812	1,509,696	Fee Simple			Fresh Thyme Farmer's	27,500	08/31/2029	Pier 1 Imports	12,015	02/28/2024
Loan	20.00	2857 West 8th Street	1,213,341	19,875	51,659	1,141,808	Fee Simple			NYC Human Resources Administration	21,651	12/05/2028	Blink Fitness	14,733	05/01/2030
Loan	21.00	Gaviidae Common	1,395,853	4,853		1,391,000	Fee Simple			Walgreens	37,220	08/31/2035	North Memorial Health	8,086	11/30/2025
Loan	22.00	266 Broadway	1,186,996	6,318	70,402	1,110,277	Fee Simple			Bank of America	4,537	07/31/2021	Jeffrey Zwick	4,467	12/31/2022
Loan	23.00	Hawthorn Commons	1,245,791			1,245,791	Fee Simple			Northwestern Memorial Hospital	20,258	05/31/2031	Uncle Julio's	8,303	04/30/2026
Loan	24.00	The Plazas at Summerlin	1,571,211	17,604	62,493	1,491,114	Fee Simple			Akerman, LLP	15,055	10/31/2028	Kingsbarn Realty Capital	10,884	12/31/2025
Loan	25.00	Fairfield Inn Charleston Airport	1,489,531	148,521		1,341,010	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	26.00	Perimeter Place	993,995	17,964	75,938	900,093	Fee Simple			Vulcan Construction Materials	23,344	04/30/2026	Woofson	19,150	12/31/2027
Loan	27.00	Kohl's Westland	1,080,173	13,629	19,747	1,046,796	Fee Simple			Kohl's	90,860	02/28/2033	NAP	NAP	NAP
Loan	28.00	Four Points by Sheraton Miami Beach	3,489,195	668,250		2,820,944	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	29.00	Best Western Plus Atlantic Beach Resort	2,546,132	433,253		2,112,879	Fee Simple / Leasehold	10/31/2050	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30.00	Walgreens & Fresenius Portfolio	948,537	5,006		943,531	Fee Simple
Property	30.01	Walgreens	576,000	2,964		573,036	Fee Simple			Walgreens	14,820	04/30/2036	NAP	NAP	NAP
Property	30.02	Fresenius	372,537	2,042		370,495	Fee Simple			Fresenius	10,212	05/31/2032	NAP	NAP	NAP
Loan	31.00	LA Fitness Apple Valley	819,533	11,263		808,270	Fee Simple			LA Fitness	45,050	10/31/2032	NAP	NAP	NAP
Loan	32.00	Maple Ridge Plaza	840,133	24,805	70,281	745,047	Fee Simple			American Signature (Value City Furniture)	50,858	03/31/2026	Wakefern Food Corp (PriceRite)	27,185	12/31/2027
Loan	33.00	Preston Place	844,684	33,505	37,525	773,654	Fee Simple			Floor & Décor	96,184	09/30/2027	Value City Furniture	37,835	04/30/2030
Loan	34.00	Waterfront Village	1,198,756	6,420	144,370	1,047,966	Fee Simple			Travelers Insurance	70,012	03/31/2023	M/E Engineering	19,017	08/31/2020
Loan	35.00	CVS Gainesville	647,746	5,592		642,154	Fee Simple			CVS	27,958	01/31/2037	NAP	NAP	NAP
Loan	36.00	Safeway	685,578	9,356		676,223	Fee Simple			Safeway	46,779	03/01/2038	NAP	NAP	NAP
Loan	37.00	Gateway Airport Crossing	581,077	5,634	29,853	545,590	Fee Simple			Fit Body Boot Camp	5,917	08/31/2021	Comerica Bank	5,270	09/30/2022
Loan	38.00	White Lake Commons	482,838	7,072	24,861	450,905	Fee Simple			Hobby Lobby Stores, Inc.	53,798	08/31/2027	Ulta Salon, Cosmetics	10,493	11/30/2027
Loan	39.00	Xcelience-Lonza Tampa HQ Building	502,346	3,845	24,903	473,599	Fee Simple			Xcelience	71,150	10/31/2027	NAP	NAP	NAP
Loan	40.00	Mall Plaza Apartments	410,398	9,870		400,528	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	41.00	Arkema	530,732	7,845	39,817	483,071	Fee Simple			Arkema	39,223	05/31/2032	NAP	NAP	NAP

A-1-5

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

														Upfront	Monthly
					Lease			Lease			Lease		Occupancy	Replacement	Replacement
Property Flag	ID	Property Name	3rd Largest Tenant(20)	SF	Expiration(20)	4th Largest Tenant	SF	Expiration	5th Largest Tenant(22)	SF	Expiration	Occupancy(4)	As-of Date	Reserves($)(24)	Reserves ($)(25)(27)
Loan	1.00	930 Flushing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018	45,612	2,996
Loan	2.00	Hyatt @ Olive 8	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.8%	12/31/2017		Springing
Loan	3.00	Kingswood Center	New York Sports Club	20,244	07/31/2032	ElderServe Health, Inc.	14,551	11/30/2024	GuildNet - Lighthouse Guild	6,440	6/12/2026	100.0%	03/01/2018		2,170
Loan	4.00	1001 North Shoreline Boulevard(29)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018		Springing
Loan	5.00	Beekman Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.8%	12/31/2017		5,933
Loan	6.00	Grand Hyatt Seattle(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.4%	12/31/2017		Springing
Loan	7.00	315 West 36th Street(2)	Staghorn Steakhouse	2,450	04/30/2020	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	12/31/2017		Springing
Loan	8.00	240 East 54th Street	Soul Cycle	3,800	01/31/2035	Skin Laundry	1,500	12/1/2027	Brooklyn Diamond Coffee	350	11/1/2035	100.0%	11/01/2017		499
Loan	9.00	Atlantic Times Square(2)	Atlantic Seafood and Dim Sum Restaurant	12,000	03/20/2022	Teletron	6,205	01/31/2026	Tokyo Wako	5,977	06/30/2020	96.9%	03/01/2018	4,744	4,744
Loan	10.00	Shoreline Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018
Loan	11.00	San Antonio Business Park	Knight Office	24,301	Various	Pabst Brewing Co.	21,025	3/31/2019	Stone Oak Therapy	13,289	8/31/2021	91.5%	02/01/2018		10,561
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.7%	12/31/2017		1/12th of 4.0% of gross annual operating income
Loan	13.00	Lehigh Valley Mall(2)	Modell's Sporting Goods	13,882	01/31/2022	Pottery Barn	13,011	01/31/2020	New York & Company	11,306	03/31/2018	83.9%	10/12/2017		Springing
Loan	14.00	Sherman Oaks Collection	Luna Grill	2,567	05/31/2027	Starbucks	2,000	3/31/2027	Wild & Free	1,995	8/31/2027	91.9%	04/01/2018		521
Loan	15.00	NYC Parking Portfolio(30)										100.0%	10/01/2017		1,117
Property	15.01	The Corinthian Parking Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2017
Property	15.02	Rector Place Parking Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2017
Property	15.03	Riverside Drive Parking Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2017
Loan	16.00	644 Broadway	San Francisco Film Society	3,702	07/31/2021	Disher Music & Sound, Inc.	2,504	4/30/2025	Telling Pictures, Inc.	670	12/31/2024	100.0%	03/01/2018		1,057
Loan	17.00	Mariano’s Palatine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018	35,000	594
Loan	18.00	Miramar Town Center	Comcast	14,218	02/28/2022	Salonz Beauty	6,380	10/31/2028	Juana's Latin Rest	5,827	2/29/2024	86.0%	12/01/2017		2,393
Loan	19.00	North West Square	Patel Brothers Indian Grocery	11,060	09/30/2019	Performance Bicycle	9,269	05/31/2022	Salon Lofts	7,995	02/29/2024	94.8%	04/04/2018		1,975
Loan	20.00	2857 West 8th Street	Dollar Tree	9,418	01/31/2025	NYU Langone	6,500	03/31/2027	NAP	NAP	NAP	100.0%	01/01/2018		1,656
Loan	21.00	Gaviidae Common	Orthology	2,950	09/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/01/2018	48,256
Loan	22.00	266 Broadway	Nydia M. Velazquez	2,200	01/02/2019	Hager Management	1,883	03/31/2019	B & H Healthcare Services Inc.	1,833	02/28/2023	88.4%	03/01/2018		769
Loan	23.00	Hawthorn Commons	The Barre Code	2,300	12/31/2021	Illinois Dental Specialists	2,283	07/31/2027	T-Mobile	2,221	04/30/2026	87.3%	03/09/2018		Springing
Loan	24.00	The Plazas at Summerlin	Morgan Stanley	10,785	06/30/2019	Oshins & Associates	6,823	12/31/2027	Hines Master Lease	6,522	12/31/2020	95.9%	03/01/2018	88,019	Springing
Loan	25.00	Fairfield Inn Charleston Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.1%	01/31/2018		12,377
Loan	26.00	Perimeter Place	Skyline Seven Real Estate	7,504	12/31/2022	Genesis Real Estate Advisors	6,023	3/21/2023	Atlanta Allergy & Athsma	5,040	12/31/2028	96.8%	11/30/2017		1,361
Loan	27.00	Kohl's Westland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2018		Springing
Loan	28.00	Four Points by Sheraton Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.1%	02/01/2018		43,582
Loan	29.00	Best Western Plus Atlantic Beach Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.5%	02/28/2018		Springing
Loan	30.00	Walgreens & Fresenius Portfolio										100.0%	05/06/2018	25,032	Springing
Property	30.01	Walgreens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018
Property	30.02	Fresenius	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018
Loan	31.00	LA Fitness Apple Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018		939
Loan	32.00	Maple Ridge Plaza	Lenscrafters	6,601	06/30/2022	Toni Pepperoni	4,930	12/31/2021	T Leaf Café	2,432	5/31/2022	93.7%	04/01/2018		1,723
Loan	33.00	Preston Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/01/2018		2,792
Loan	34.00	Waterfront Village	WSP	6,847	08/31/2019	Emminger, Newton, Pigeon, Magyar	5,904	03/31/2019	Pomco, Inc	4,902	07/31/2021	95.0%	03/01/2018	2,202	2,202
Loan	35.00	CVS Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018		Springing
Loan	36.00	Safeway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2018		Springing
Loan	37.00	Gateway Airport Crossing	Cogburn's	4,425	10/31/2019	Red Japanese/Sadec Bistro	2,900	09/30/2022	Elements Massage	2,482	06/30/2022	91.0%	01/22/2018		762
Loan	38.00	White Lake Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/31/2018		804
Loan	39.00	Xcelience-Lonza Tampa HQ Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2018	175,000	Springing
Loan	40.00	Mall Plaza Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2018		658
Loan	41.00	Arkema	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2018		654

A-1-6

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront
			TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Property Flag	ID	Property Name	Reserves ($)(24)	Reserves ($)(25)(26)	Reserves ($)(24)	Reserves ($)(25)	Reserves ($)(24)	Reserves ($)(25)	Reserve($)(24)	Reserves ($)(24)
Loan	1.00	930 Flushing	84,166	Springing	246,950	42,955	20,100	19,145	28,125	3,942,410
Loan	2.00	Hyatt @ Olive 8				Springing		Springing
Loan	3.00	Kingswood Center	300,000	Springing	125,000	50,000	3,000	3,700		1,800,000
Loan	4.00	1001 North Shoreline Boulevard(29)	5,726,059	Springing		Springing		Springing
Loan	5.00	Beekman Tower			345,200	172,600	74,400	18,600
Loan	6.00	Grand Hyatt Seattle(2)				Springing		Springing
Loan	7.00	315 West 36th Street(2)	852,848	Springing	220,266	73,422		Springing
Loan	8.00	240 East 54th Street			175,464	50,133		5,113
Loan	9.00	Atlantic Times Square(2)	11,487	11,487	483,974	161,325	140,595	15,622
Loan	10.00	Shoreline Center	1,376,021		87,000	57,000		Springing	540,000	89,317
Loan	11.00	San Antonio Business Park	500,000	17,034		69,027	25,443	8,481	500,000	2,000,000
Loan	12.00	Best Western Plus Hacienda Hotel Old Town				16,500	78,000	6,500		3,174
Loan	13.00	Lehigh Valley Mall(2)		81,785		Springing		Springing		651,533
Loan	14.00	Sherman Oaks Collection	740,601	4,167	170,000	27,620		Springing		400,000
Loan	15.00	NYC Parking Portfolio(30)			110,149	27,232			20,875	18,974
Property	15.01	The Corinthian Parking Garage
Property	15.02	Rector Place Parking Garage
Property	15.03	Riverside Drive Parking Garage
Loan	16.00	644 Broadway		4,226	49,471	26,000	24,000	6,000	5,281
Loan	17.00	Mariano’s Palatine				Springing		Springing
Loan	18.00	Miramar Town Center	280,000	3,988	91,688	45,844	86,763	12,369		581,993
Loan	19.00	North West Square		10,151		62,359		Springing	32,500	96,842
Loan	20.00	2857 West 8th Street			118,500	33,500	15,552	7,776	42,625
Loan	21.00	Gaviidae Common	250,000		35,000	50,500	2,300	930		388,515
Loan	22.00	266 Broadway		5,014	5,548	1,387	10,871	988	30,000
Loan	23.00	Hawthorn Commons	20,000	Springing	159,747	19,968		Springing	625
Loan	24.00	The Plazas at Summerlin	500,000	9,169		9,000				2,838,797
Loan	25.00	Fairfield Inn Charleston Airport			44,780	11,195	13,534	6,767		1,641,009
Loan	26.00	Perimeter Place	300,000	6,805	42,000	13,000	12,000	1,200	90,000	79,138
Loan	27.00	Kohl's Westland				Springing		Springing
Loan	28.00	Four Points by Sheraton Miami Beach			320,000	48,000			84,600	1,021,791
Loan	29.00	Best Western Plus Atlantic Beach Resort			95,000	30,200			9,900
Loan	30.00	Walgreens & Fresenius Portfolio				Fresenius Property: 4,300; Walgreens Property: Springing	2,300	350		230,400
Property	30.01	Walgreens
Property	30.02	Fresenius
Loan	31.00	LA Fitness Apple Valley	550,000	Springing		Springing		Springing
Loan	32.00	Maple Ridge Plaza	142,679	(i)$2,584 during Year 1,2,3 (ii)$4,306 during Year 4,5,6 (iii)$5,598 during Year 7,8,9,10	13,000	20,000		Springing	280,388	722,964
Loan	33.00	Preston Place	1,000,000		37,000	13,000		8,200	75,056
Loan	34.00	Waterfront Village	200,000	16,512	48,363	16,121		Springing
Loan	35.00	CVS Gainesville				Springing		Springing
Loan	36.00	Safeway				Springing		Springing
Loan	37.00	Gateway Airport Crossing		2,488	10,942	5,471	1,326	663
Loan	38.00	White Lake Commons		Springing	43,240	5,405	22,750	1,750		213,919
Loan	39.00	Xcelience-Lonza Tampa HQ Building	31,500	Springing	17,000	5,850		Springing
Loan	40.00	Mall Plaza Apartments		265	25,000	7,900	11,331	1,425	85,800
Loan	41.00	Arkema	253,728	338		Springing	2,725	1,363	2,000

A-1-7

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Other
			Other	Reserves
Property Flag	ID	Property Name	Reserves ($)(25)(26)	Description(28)
Loan	1.00	930 Flushing	Supplemental Replacement Reserve (Monthly: 22,917); Special Rollover Reserve (Springing)	NYCEM Reserve (Upfront: 3,250,000); Supplemental Replacement Reserve (Upfront: 300,917); Free Rent Reserve (Upfront: 391,492); Special Rollover Reserve (Springing: Monthly)
Loan	2.00	Hyatt @ Olive 8
Loan	3.00	Kingswood Center	Springing	Letter of Credit. Only released upon renewal of the VNS Lease and the achievement of an UW 7.0% NCF DY; Special Rollover Reserve (Springing: Monthly)
Loan	4.00	1001 North Shoreline Boulevard(29)	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	5.00	Beekman Tower
Loan	6.00	Grand Hyatt Seattle(2)
Loan	7.00	315 West 36th Street(2)	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	8.00	240 East 54th Street	Springing	Special Rollover Reserve (Springing: Monthly)
Loan	9.00	Atlantic Times Square(2)	Springing	AMC Reserve Fund
Loan	10.00	Shoreline Center	Springing	Free Rent Reserve (Upfront: 89,317.20); Special Rollover Reserve (Springing: Monthly)
Loan	11.00	San Antonio Business Park	Springing	Earn-Out Reserve (Upfront: 2,000,000); Special Rollover Reserve (Springing: Monthly)
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	3,174	Ground Rent Reserve (Upfront: 3,174; Monthly: 3,174)
Loan	13.00	Lehigh Valley Mall(2)	Springing	Outstanding TI/LC Reserve (Upfront: 443,000); Tenant Rent Holdback Reserve (Upfront: 208,533); Release Parcel Reserve (Monthly: Springing)
Loan	14.00	Sherman Oaks Collection	Springing	Earnout Holdback Reserve (Upfront: 400,000); Special Rollover Reserve (Springing: Monthly)
Loan	15.00	NYC Parking Portfolio(30)		Common Charges Reserve (Upfront: 18,973.83)
Property	15.01	The Corinthian Parking Garage
Property	15.02	Rector Place Parking Garage
Property	15.03	Riverside Drive Parking Garage
Loan	16.00	644 Broadway	Springing	Special Rollover Reserve (Springing: Monthly)
Loan	17.00	Mariano’s Palatine	Springing	Special Rollover Reserve (Springing: Monthly)
Loan	18.00	Miramar Town Center		Rent Abatement Reserve (Upfront: 54,151.68); Lease Escrow Reserve (Upfront: 527,841.43)
Loan	19.00	North West Square	Springing	Unfunded Obligations Reserve (Upfront: $68,238); Free Rent Reserve (Upfront: $28,604) (Springing Monthly: Excess Cash Flow)
Loan	20.00	2857 West 8th Street	Springing	Excess Cash Flow Funds
Loan	21.00	Gaviidae Common	Springing	Orthology Leasing Funds (Upfront: 244,350); KB Storage Space Reserve (Upfront: 114,165); Special Rollover Reserve (Springing: Monthly)
Loan	22.00	266 Broadway	Springing	Excess Cash Flow Funds
Loan	23.00	Hawthorn Commons	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	24.00	The Plazas at Summerlin	Springing	Outstanding TI/LC (Upfront: 915,000); Free Rent Reserve (Upfront: 238,147.71); Near-Term Rollover Reserve (Upfront: 100,000); Kingbarn Upfront Rent Reserve (Upfront: 1,585,649.66); Special Rollover Reserve (Springing: Monthly)
Loan	25.00	Fairfield Inn Charleston Airport	Springing	PIP Reserve (Springing Monthly: Excess Cash Flow)
Loan	26.00	Perimeter Place	Springing	Benson Dental Reserve (Upfront: 36,350); Free Rent Reserve (Upfront: 42,788); Special Rollover Reserve (Springing: Monthly)
Loan	27.00	Kohl's Westland	Springing	Excess Cash Flow Funds
Loan	28.00	Four Points by Sheraton Miami Beach	21,791	Earnout Holdback Reserve (Upfront: 1,000,000); Ongoing Additional Hotel Upgrade Reserves (Monthly: 21,791)
Loan	29.00	Best Western Plus Atlantic Beach Resort
Loan	30.00	Walgreens & Fresenius Portfolio		Management Fee Reserve (Upfront: 230,400)
Property	30.01	Walgreens
Property	30.02	Fresenius
Loan	31.00	LA Fitness Apple Valley	Springing	Special Rollover Reserve (Springing: Monthly)
Loan	32.00	Maple Ridge Plaza	Springing	Price Rite Rent Commencement Reserve (560,501.46); Free Rent Reserve (162,462.47); Special Rollover Reserve: (Springing: Monthly)
Loan	33.00	Preston Place	Springing	Special Rollover Reserve (Springing: Monthly)
Loan	34.00	Waterfront Village
Loan	35.00	CVS Gainesville	Springing	Special Rollover Reserve (Springing: Monthly)
Loan	36.00	Safeway
Loan	37.00	Gateway Airport Crossing	Springing	Excess Cash Flow Funds
Loan	38.00	White Lake Commons	Springing	Unfunded Obligations Reserve (Springing Monthly: Excess Cash Flow)
Loan	39.00	Xcelience-Lonza Tampa HQ Building
Loan	40.00	Mall Plaza Apartments
Loan	41.00	Arkema	Springing	Excess Cash Flow Funds

A-1-8

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental		Franchise
			Report	Engineering	Agreement	Loan
Property Flag	ID	Property Name	Date	Report Date	Expiration Date	Purpose	Sponsor(23)	Guarantor
Loan	1.00	930 Flushing	03/30/2018	04/02/2018	NAP	Refinance	Joseph Tabak; Robert Wolf	Joseph Tabak; Robert Wolf
Loan	2.00	Hyatt @ Olive 8	03/19/2017	03/16/2017	01/31/2044	Refinance	Hedreen Holdings LLC	Hedreen Holdings LLC
Loan	3.00	Kingswood Center	10/06/2017	10/06/2017	NAP	Refinance	Elchonon Schwartz; Simon Singer; Steven J. Kassin; Isaac S. Franco	Elchonon Schwartz; Simon Singer; Steven J. Kassin; Isaac S. Franco
Loan	4.00	1001 North Shoreline Boulevard(29)	12/15/2017	01/12/2018	NAP	Acquisition	Lighthouse Real Estate Holdings LLC	NAP
Loan	5.00	Beekman Tower	06/16/2017	06/15/2017	NAP	Refinance	Yakov Yakubov; Yakubov US Trust 2013; Thomas Yakubaros	Yakov Yakubov; Yakubov US Trust 2013; Thomas Yakubaros
Loan	6.00	Grand Hyatt Seattle(2)	03/15/2017	03/15/2017	01/31/2044	Refinance	Hedreen Holdings LLC	Hedreen Holdings LLC
Loan	7.00	315 West 36th Street(2)	01/11/2018	01/10/2018	NAP	Refinance	David Berley	David Berley
Loan	8.00	240 East 54th Street	09/27/2017	08/30/2017	NAP	Refinance	Jack Terzi	Jack Terzi
Loan	9.00	Atlantic Times Square(2)	02/07/2018	02/07/2018	NAP	Refinance	Ronnie Lam	Ronnie Lam
Loan	10.00	Shoreline Center	12/22/2017	12/22/2017	NAP	Acquisition	Joseph J. Sitt	Joseph J. Sitt
Loan	11.00	San Antonio Business Park	09/28/2017	09/22/2017	NAP	Acquisition	John R. Saunders	John R. Saunders
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	10/02/2017	09/26/2017	11/30/2018	Refinance	William H. McWethy, Jr.	William H. McWethy, Jr.
Loan	13.00	Lehigh Valley Mall(2)	09/13/2017	09/12/2017	NAP	Refinance	Simon Property Group, L.P.; Pennsylvania Real Estate Investment Trust	Simon Property Group, L.P.
Loan	14.00	Sherman Oaks Collection	05/05/2017	05/05/2017	NAP	Refinance	Mark A. Schurgin	Mark A. Schurgin
Loan	15.00	NYC Parking Portfolio(30)				Recapitalization	Aaron Katz	Aaron Katz
Property	15.01	The Corinthian Parking Garage	09/11/2017	08/29/2017	NAP
Property	15.02	Rector Place Parking Garage	08/31/2017	08/29/2017	NAP
Property	15.03	Riverside Drive Parking Garage	08/29/2017	08/29/2017	NAP
Loan	16.00	644 Broadway	03/07/2018	03/07/2018	NAP	Refinance	Jeffery M. Lee; Christopher D. Wight	Jeffery M. Lee; Christopher D. Wight
Loan	17.00	Mariano’s Palatine	10/12/2017	10/11/2017	NAP	Acquisition	Mandel, Franklin	Franklin Mandel
Loan	18.00	Miramar Town Center	08/24/2017	10/05/2017	NAP	Acquisition	Yoram Izhak	Yoram Izhak
Loan	19.00	North West Square	04/05/2018	04/06/2018	NAP	Refinance	Sankar Mangapuram; Srikanth Gaddam; Kiran Beeravelli; Kesava Murukuti	Sankar Mangapuram; Srikanth Gaddam; Kiran Beeravelli; Kesava Murukuti
Loan	20.00	2857 West 8th Street	01/05/2018	01/08/2018	NAP	Acquisition	Dimitri Volkov	Dmitrii Volkov
Loan	21.00	Gaviidae Common	01/30/2018	01/30/2018	NAP	Acquisition	Jeff Pori	Jeff Pori
Loan	22.00	266 Broadway	02/23/2018	02/23/2018	NAP	Refinance	Meir Stern	Meir Stern
Loan	23.00	Hawthorn Commons	02/15/2018	02/15/2018	NAP	Refinance	Michael Slaven; McLinden Holdings, L.L.C.	Michael Slaven; McLinden Holdings, L.L.C.
Loan	24.00	The Plazas at Summerlin	10/27/2017	10/27/2017	NAP	Acquisition	Jeff Pori; Amjad Akel; Roula Amoura; Rodolfo P. Estolano; Carmen C. Estolano	Jeff Pori; Amjad Akel; Roula Amoura; Rodolfo P. Estolano; Carmen C. Estolano
Loan	25.00	Fairfield Inn Charleston Airport	02/09/2018	02/09/2018	11/06/2032	Acquisition	Richard C. Pietrafesa, Jr.; Peter Murphy; Cambridge Capital Family Partnership, LP; Sailaja Malireddy; Sharvani Mididaddi	Richard C. Pietrafesa, Jr.; Peter Murphy; Cambridge Capital Family Partnership, LP; Sailaja Malireddy; Sharvani Mididaddi
Loan	26.00	Perimeter Place	12/05/2017	12/06/2017	NAP	Refinance	Craig J. Bernstein	Craig J. Bernstein
Loan	27.00	Kohl's Westland	01/29/2018	01/29/2018	NAP	Acquisition	Marc Jacobowitz; Yerachmeal Jacobson	Marc Jacobowitz; Yerachmeal Jacobson
Loan	28.00	Four Points by Sheraton Miami Beach	02/28/2018	02/28/2018	03/01/2031	Refinance	Charles Neiss	Charles Neiss
Loan	29.00	Best Western Plus Atlantic Beach Resort	11/10/2017	11/10/2017	11/30/2018	Refinance	Charles Neiss	Charles Neiss
Loan	30.00	Walgreens & Fresenius Portfolio				Acquisition	Louis J. Rogers; Jeff Pori	Louis J. Rogers; Jeff Pori
Property	30.01	Walgreens	08/15/2017	07/24/2017	NAP
Property	30.02	Fresenius	08/15/2017	07/24/2017	NAP
Loan	31.00	LA Fitness Apple Valley	07/31/2017	07/28/2017	NAP	Refinance	John Leondis	John Leondis
Loan	32.00	Maple Ridge Plaza	06/30/2017	06/30/2017	NAP	Refinance	Sara S. Gelles; Chana M. Greenstein; Charles Neiss Family Trust; The Neiss Family Limited Partnership	Sara S. Gelles; Chana M. Greenstein; Charles Neiss Family Trust; The Neiss Family Limited Partnership
Loan	33.00	Preston Place	12/11/2017	12/11/2017	NAP	Acquisition	D. Talmage Hocker; Stephen Jones	D. Talmage Hocker; Stephen Jones
Loan	34.00	Waterfront Village	02/20/2018	02/19/2018	NAP	Refinance	Fadi Dagher	Fadi Dagher
Loan	35.00	CVS Gainesville	10/27/2017	09/21/2017	NAP	Acquisition	William L. Huntley	William L. Huntley
Loan	36.00	Safeway	03/19/2018	03/16/2018	NAP	Acquisition	Jeffrey W. Johnson; Jeri Lynn Johnson	Jeffrey W. Johnson; Jeri Lynn Johnson
Loan	37.00	Gateway Airport Crossing	02/01/2018	01/31/2018	NAP	Acquisition	Rajan Rakeheja and Natasha Walia	Rajan Rakeheja and Natasha Walia
Loan	38.00	White Lake Commons	02/22/2018	03/15/2018	NAP	Refinance	Ira Mondry	Ira Mondry
Loan	39.00	Xcelience-Lonza Tampa HQ Building	10/04/2017	11/28/2017	NAP	Acquisition	Louis J. Rogers	Louis J. Rogers
Loan	40.00	Mall Plaza Apartments	02/26/2018	02/26/2018	NAP	Refinance	Matthew Vernon	Matthew Vernon
Loan	41.00	Arkema	02/05/2018	02/05/2018	NAP	Acquisition	Dmitrii Volkov	Dmitrii Volkov

A-1-9

COMM 2018-COR3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing		Future Debt
							Additional Sub Debt		Permitted
Property Flag	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1.00	930 Flushing	NAP					None	NAP
Loan	2.00	Hyatt @ Olive 8	NAP					None	NAP
Loan	3.00	Kingswood Center	NAP					None	NAP
Loan	4.00	1001 North Shoreline Boulevard(29)	NAP				46,050,000	B-Note	NAP
Loan	5.00	Beekman Tower	NAP					None	NAP
Loan	6.00	Grand Hyatt Seattle(2)	NAP	83,000,000	83,000,000	83,000,000		None	NAP
Loan	7.00	315 West 36th Street(2)	NAP	30,000,000	30,000,000	30,000,000		None	NAP
Loan	8.00	240 East 54th Street	NAP					None	NAP
Loan	9.00	Atlantic Times Square(2)	JPMCC 2013-C13	58,000,000	58,000,000	58,000,000		None	NAP
Loan	10.00	Shoreline Center	NAP					None	NAP
Loan	11.00	San Antonio Business Park	NAP					None	NAP
Loan	12.00	Best Western Plus Hacienda Hotel Old Town	NAP					None	NAP
Loan	13.00	Lehigh Valley Mall(2)	NAP	170,000,000	168,552,005	135,297,433		None	NAP
Loan	14.00	Sherman Oaks Collection	NAP					None	NAP
Loan	15.00	NYC Parking Portfolio(30)	NAP				1,825,000	Mezzanine Debt	NAP
Property	15.01	The Corinthian Parking Garage	NAP
Property	15.02	Rector Place Parking Garage	NAP
Property	15.03	Riverside Drive Parking Garage	NAP
Loan	16.00	644 Broadway	NAP					None	NAP
Loan	17.00	Mariano’s Palatine	COMM 2013-CR7					None	NAP
Loan	18.00	Miramar Town Center	NAP					None	NAP
Loan	19.00	North West Square	NAP					None	NAP
Loan	20.00	2857 West 8th Street	NAP					None	NAP
Loan	21.00	Gaviidae Common	NAP					None	NAP
Loan	22.00	266 Broadway	GSMS 2013-GC12					None	NAP
Loan	23.00	Hawthorn Commons	NAP					None	NAP
Loan	24.00	The Plazas at Summerlin	NAP					None	NAP
Loan	25.00	Fairfield Inn Charleston Airport	MSBAM 2013-C11					None	NAP
Loan	26.00	Perimeter Place	NAP					None	NAP
Loan	27.00	Kohl's Westland	NAP					None	NAP
Loan	28.00	Four Points by Sheraton Miami Beach	NAP					None	NAP
Loan	29.00	Best Western Plus Atlantic Beach Resort	BACM 2008/1					None	NAP
Loan	30.00	Walgreens & Fresenius Portfolio	NAP					None	NAP
Property	30.01	Walgreens	NAP
Property	30.02	Fresenius	NAP
Loan	31.00	LA Fitness Apple Valley	NAP					None	NAP
Loan	32.00	Maple Ridge Plaza	MLCFC 2006/2					None	NAP
Loan	33.00	Preston Place	NAP					None	NAP
Loan	34.00	Waterfront Village	NAP					None	NAP
Loan	35.00	CVS Gainesville	NAP					None	NAP
Loan	36.00	Safeway	NAP					None	NAP
Loan	37.00	Gateway Airport Crossing	NAP					None	NAP
Loan	38.00	White Lake Commons	BANC 2017-CRE2					None	NAP
Loan	39.00	Xcelience-Lonza Tampa HQ Building	NAP					None	NAP
Loan	40.00	Mall Plaza Apartments	NAP					None	NAP
Loan	41.00	Arkema	NAP					None	NAP

A-1-10

COMM 2018-COR3
FOOTNOTES TO ANNEX A-1

(1)	LCM—LoanCore Capital Markets LLC or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; CREFI— Citi Real Estate Funding Inc. or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Spaces) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude any subordinate or mezzanine debt. For additional information see the table entitled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool – The Whole Loans — General” in this preliminary prospectus.
● Loan No. 6 – Grand Hyatt Seattle
● Loan No. 7 – 315 West 36th Street
● Loan No. 9 – Atlantic Times Square
● Loan No. 13 – Lehigh Valley Mall

(3)	With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)				Office			Retail			Multifamily			Parking
	Loan No.	Mortgage Loan	NRA (sq. ft.)	NRA	Occ.	% of UW Rent	NRA (sq. ft.)	Occ.	% of UW Rent	Units	Occ.	% of UW Rent	Spaces	Occ.	% of UW Rent
	3	Kingswood Center	130,218	83,330	100.0%	54.9%	46,888	100.0%	36.0%	NAP	NAP	NAP	257	NAV	9.2%
	9	Atlantic Times Square	NAP	NAP	NAP	NAP	212,838	97.6%	64.9%	100	95.9%	35.1%	NAP	NAP	NAP
	16	644 Broadway	50,718	8,608	100.0%	14.5%	38,528	100.0%	83.3%	9	100.0%	22%	NAP	NAP	NAP
	18	Miramar Town Center	153,569	41,405	100.0%	29.1%	85,276	86.0%	62.1%	17	70.6%	8.8%	NAP	NAP	NAP
	20	2857 West 8th Street	52,302	21,651	21,651	41.4%	30,651	30,651	58.6%	NAP	NAP	NAP	NAP	NAP	NAP
	21	Gaviidae Commons	48,258	11,056	100.0%	24.0%	37,220	100.0%	76.0%	NAP	NAP	NAP	NAP	NAP	NAP
	23	Hawthom Commons	47,381	26,585	100.0%	59.4%	20,796	71.0%	40.6%	NAP	NAP	NAP	NAP	NAP	NAP
	30	Walgreens & Fresenius Portfolio	25,032	10,212	100.0%	39.3%	14,820	100.0%	60.7%	NAP	NAP	NAP	NAP	NAP	NAP

Loan No. 9 – Atlantic Times Square – The Mortgaged Property includes a total of 379,376 square feet of rentable area, which consists of 212,838 sq. ft. of retail space and 166,538 sq. ft. of multifamily space (100 units). The square footage includes only the retail space and excludes the multifamily space.

Loan No. 41 – Arkema – The Mortgaged Property includes a total of 39,223 square feet of rentable area, which consists of 20,394 sq. ft. of industrial laboratory and research and development space and 18,829 sq. ft. of office space.

(5)

Loan No. 7 –315 West 36th Street—The Mortgaged Property is located in a historic district, and is subject to a conservation easement that requires that the appearance of the building not be materially altered or changed.

Loan No. 34 – Waterfront Village – The Mortgaged Property is subject to a Declaration of General Covenants and Restrictions which restricts the Mortgaged Property from being used for residential purposes with the exception of use for a hotel or motel. In addition, the declaration restricts (i) new construction on the Mortgaged Property, (ii) changes to the existing structure in any way that changes the exterior appearance and (iii) changes in the permitted use of the Mortgaged Property, in each case unless approved by a majority vote of the Architectural Committee under the declaration. The Architectural Committee consists of three or more members designated by the City of Buffalo Urban Renewal Agency (the “Declarant”). The declaration also states that any time after December 31, 2025, the then-record owners (other than the Declarant) of 75% of the parcels may terminate the declaration.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table entitled “Non-Serviced Whole Loans” in “Summary of Terms — Offered Certificates — Servicing and Administration Fees” in this preliminary prospectus.

A-1-11

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

Loan No. 9 – Atlantic Times Square – the Mortgage Loan is characterized as having a Springing Hard lockbox since the borrower is required to deliver tenant direction letters to all commercial tenants at the Mortgaged Property instructing such tenants to pay rents directly into the lockbox account upon the occurrence of any of the related trigger events. Upon the occurrence and during the continuance of a lockbox trigger period, the borrower will also be required to collect rents from the multifamily tenants and deposit such rents into the lockbox account one business day following receipt of funds.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)

With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Spaces) ($) calculations exclude the subordinate secured debt.

● Loan No. 4 – 1001 North Shoreline Boulevard

(11)

Loan No. 7 – 315 West 36th Street – The Underwritten NOI is over 10% higher than Most Recent NOI. The increase in Underwritten NOI over historical periods is primarily driven by the signing of the WeWork leases on 92.8% of the vacant net rentable area in 2015 and 2017.

Loan No. 8 – 240 East 54th Street– The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by the 3,800 sq. ft. lease executed by Clean Market, LLC. Rental payments commenced on October 1, 2017.

Loan No. 16 – 644 Broadway – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by contractual rent steps taken through May 2019.

Loan No. 18 – Miramar Town Center – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by contractual rent steps taken through December 2018.

Loan No. 23 – Hawthorn Commons – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by (i) the underwritten rent steps through August 2018 for non credit tenants, which accounts for $11,260 of the increase, (ii) straight line average credit tenant rent steps for Northwestern Memorial Hospital, which accounts for $43,940 of the increase and (iii) the two new leases that began in April 2017, which account for $130,254 of the total base rent.

Loan No. 24 – The Plazas at Summerlin – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by leases signed in December 2017 representing 23,595 sq. ft. (26.8% of NRA) and contractual rent steps taken through May 2019.

Loan No. 26 – Perimeter Place – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by contractual rent steps taken through March 2019 and the straight line rent of Vulcan Construction Materials.

Loan No. 32 – Maple Ridge Plaza – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by the Wakefern Food Corp (PriceRite) lease representing 27,185 sq. ft. (26.3% of NRA) that commenced on January 1, 2018.

A-1-12

Loan No. 33 – Preston Place – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by the fact that the Most Recent NOI only represents 11 months of operation. In addition, the increase is also driven by Value City Furniture’s contractual rent bump in May 2018.

Loan No. 40 – Mall Plaza Apartments – The Underwritten NOI is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by the significant capital improvements that were implemented at the Mortgaged Property after the borrower sponsor’s acquisition. The borrower sponsor began the conversion of the office suites into multifamily units in the fourth quarter of 2016 and completed construction and leasing in the fourth quarter of 2017. The Mortgaged Property is now 100% occupied and currently has a waiting list.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this preliminary prospectus.

(13)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete” or “as-stabilized” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in the preliminary prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD was calculated using the related “as complete” or “as-stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Loan No.	Mortgage Loan Name	% of Initial Pool Balance	Appraised Value (Other Than As-ls)	Cut-off Date LTV Ratio (Other Than As-ls)	Maturity or ARD LTV Ratio (Other Than As-ls)	Appraised Value (“As-ls”)	Cut-off Date LTV Ratio (“As-ls”)	Maturity or ARD LTV Ratio (“As-ls”)
4	1001 North Shoreline Boulevard(1)	6.4%	$171,000,000	37.7%	37.7%	$165,000,000	39.1%	39.1%
10	Shoreline Center(2)	3.8%	$60,000,000	63.8%	63.8%	$58,000,000	66.0%	66.0%
25	Fairfield Inn Charleston Airport(3)	1.2%	$13,800,000	66 4%	55.2%	$16,700,000	74.8%	62.2%
32	Maple Ridge Plaza(4)	0.8%	$12,150,000	70.0%	60.1%	$11,600,000	73.9%	63.5%

(1) The 1001 North Shore Boulevard Appraised Value reflects the “as-stabilized” appraised value, which assumes that all improvements have been physically constructed. At origination, the borrower was required to reserve $5,726,059 for outstanding tenant improvement and leasing commissions. Based on the “as stabilized” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the 1001 North Shoreline Boulevard Whole Loan is 64.6%. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the 1001 North Shoreline Boulevard Whole Loan is 67.0%.

(2) The Shoreline Center Appraised Value reflects an appraisal on a “prospective stabilized” basis, which assumes the tenant improvement construction for Auris Surgical Robotics, Inc. which has since been completed.

(3) The Fairfield Inn Charleston Airport Appraised Value represents the “as-complete” value of $18,800,000 for the Mortgaged Property, effective February 1, 2019, which assumes the completion of the planned property improvement plan (“PIP”) at the Mortgaged Property, among other extraordinary assumptions. At loan origination, the borrower reserved $1,641,009, the estimated aggregate cost of the PIP at the time of valuation.

(4) The Maple Ridge Plaza Appraised Value reflects an appraisal on a “prospective stabilized” basis, which assumes that the Wakefern Food Corp (PriceRite) lease has been executed and the tenant is in occupancy on or before February 1, 2018. The lease has been executed, the tenant took occupancy and commenced paying rent and opened for business on April 15, 2018.

See “Description of the Mortgage Pool—Appraised Value” in this preliminary prospectus.

(14)

Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Partial Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(15)

Loan No. 6 – Grand Hyatt Seattle – The lockout period will be at least 36 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance of the full Grand Hyatt Seattle Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 6, 2020. The assumed lockout period of 36 payments is based on the expected COMM 2018-COR3 securitization closing date in May 2018. The actual lockout period may be longer.

Loan No. 9 – Atlantic Times Square – The lockout period will be at least 25 payment dates beginning with and including the first payment date of May 1, 2018. Defeasance of the $98.0 million Atlantic Times Square Whole Loan is permitted prior to the open period and after the date that is two years after the closing date of the securitization that includes the last note to be securitized

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(the “Permitted Defeasance Date”). The borrower is also permitted to prepay the Atlantic Times Square Whole Loan with the payment of a yield maintenance premium if the Permitted Defeasance Date has not occurred prior to May 1, 2021 (such earlier date, the “Permitted Release Date”). The assumed lockout period of 25 payments is based on the expected COMM 2018-COR3 securitization closing date in May 2018. The actual lockout period may be longer.

Loan No. 13 – Lehigh Valley Mall – The lockout period will be at least 30 payment dates beginning with and including the first payment date of December 1, 2017. The actual lockout period may be longer. Defeasance of the full $200.0 million Lehigh Valley Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) December 1, 2020 (such earlier date, the “Permitted Release Date”). The borrower is also permitted to prepay the Lehigh Valley Mall Whole Loan with the payment of a yield maintenance premium after the occurrence of the Permitted Release Date if the REMIC Prohibition Period has not occurred prior to December 1, 2020.

(16)

Partial release upon partial prepayment or partial defeasance is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this preliminary prospectus for the terms of the releases.

● Loan No. 1 – 930 Flushing

● Loan No. 4 – 1001 North Shoreline Boulevard

● Loan No. 13 – Lehigh Valley Mall

● Loan No. 15 – NYC Parking Portfolio

(17)

Loan No. 13 – Lehigh Valley Mall – The Mortgage Loan is secured by both the borrower’s leasehold interest under a ground lease and a borrower affiliate’s fee simple interest.

Certain of the Mortgaged Properties have property ownership structures in the form of condominium and other shared interests. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

(18)

The following Mortgaged Property consists, in whole or in part, of the borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 12 – Best Western Plus Hacienda Hotel Old Town – The Mortgage Loan is secured by the borrower’s leasehold interest in approximately 17% of the total land square footage of the Best Western Plus Hacienda Old Town Mortgaged Property and the remaining Mortgaged Property in fee.

Loan No. 15 – NYC Parking Portfolio – The Rector Place Parking Garage is subject to a sub-ground lease from Battery Park City Authority (“BPCA”) to the condominium association and the condominium unit owners (including the related borrower) have an undivided leasehold interest in the underlying land. BPCA is the ground lessor and the ground lessee under the underlying ground lease.

Loan No. 29 – Best Western Plus Atlantic Beach Resort – The Mortgage Loan is secured by the borrower’s fee and leasehold interests in the Mortgaged Property.

(19)

Loan No. 9 – Atlantic Times Square – An affiliate of the borrower is the largest tenant at the Mortgaged Property. The leased space is operated as a movie theater under a separate management agreement with an affiliate of AMC Theaters (the “AMC Management Agreement”).

Loan No. 24 – The Plazas at Summerlin – An affiliate of the borrower is the second largest tenant at the Mortgaged Property.

(20)

The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 1 – 930 Flushing – The Sole Tenant, New York City Department of Emergency Management (“NYCEM”), leasing 100% of NRA, has a one-time right to terminate its lease on July 17, 2028 with 36 months’ minimum notice, which termination date may be extended in connection with certain renovations to the Mortgaged Property, as specified in the NYCEM lease.

Loan No. 11 – San Antonio Business Park – The 2nd Largest Tenant, Xenex Healthcare Services, LLC (“Xenex”), leasing approximately 7.2% of NRA pursuant to two leases, has the right to terminate either lease, commencing on June 1, 2019, upon 90 days written notice if Xenex requires more square footage than the borrower can accommodate. Each Xenex lease expiration date is May 31, 2021.

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Loan No. 16 – 644 Broadway – The 3rd Largest Tenant, San Francisco Film Society, leasing approximately 7.3% of NRA, has the right to terminate its lease in the event the Kennith Rainin Foundation, a long term benefactor of the tenant, ceases to provide further funding, provided that Tenant gives written notice at least 2 years in advance of cancellation of the lease and notifies the borrower that it has not found an alternate source of funding as of the date that is six months following the date the tenant provided notice to the borrower. The San Francisco Film Society lease expiration is July 31, 2021.

Loan No. 18 – Miramar Town Center – The 2nd Largest Tenant, GSA, leasing approximately 10.0% of NRA, has the right to terminate its lease at any time on or after the fifth year upon 60 days written notice.

Loan No. 21 – Gaviidae Common– The Largest Tenant, Walgreens, leasing approximately 77.1% of NRA, has the right to terminate its lease effective August 31, 2035. The Walgreens lease expiration date is August 31, 2065.

Loan No. 20 – 2857 West 8th Street – The Largest Tenant, NYC Human Resources Administration, leasing approximately 41.4% of the NRA, has the right to terminate its lease any time after August 8, 2022, upon 180 days prior notice.

Loan No. 22 – 266 Broadway – The 3rd Largest Tenant, Congresswoman Nydia M. Velazquez, leasing approximately 7.3% of the NRA, and the landlord, each have the right to terminate the lease by giving 60 days’ prior written notice to the other party.

Loan No. 30 – Walgreens & Fresenius Portfolio – The Largest Tenant, Walgreens, leasing 100.0% of NRA at the Walgreens Mortgaged Property, has the right to terminate its lease effective March 31, 2036. The Walgreens lease expiration date is March 31, 2086.

Loan No. 41 – Arkema – The Sole Tenant, Arkema, has the right to terminate its lease effective May 31, 2026 with notice given on or before September 1, 2025 and payment of a termination fee equal to $743,827.

(21)

The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 34 – Waterfront Village – The borrower has agreed that the Largest Tenant, Travelers Insurance, has the right to sublease a portion of its space to Xerox or another third party vendor in order to provide mail room service.

Loan No. 35 – CVS Gainesville – The Sole Tenant, CVS, is subleasing a portion of its space to University of Florida for use as a physical therapy clinic.

(22)

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 20 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this preliminary prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 4 – 1001 North Shoreline Boulevard – The Sole Tenant, Google LLC, is not yet in occupancy, and is expected to take occupancy in June 2018. The tenant has taken possession of its space and is currently building its tenant improvements. Rent under the Google LLC lease commenced March 30, 2018.

Loan No. 8 – 240 East 54th Street – The 2nd Largest Tenant, Clean Market, LLC, executed a lease for 3,800 sq. ft. but is not yet in occupancy. Clean Market’s rent commenced on October 1, 2017 and the tenant is anticipated to take occupancy of its space on or around May 1, 2018.

Loan No. 13 – Lehigh Valley Mall – Babies R Us, the Largest Tenant at the Mortgaged Property, which leases approximately 7.0% of the NRA, is subject to the bankruptcy of its parent company, is conducting a liquidation sale, and is expected to vacate its space and reject its lease. The tenant has been excluded from underwritten occupancy and rent. In addition, underwritten occupancy is 83.9%, due to the exclusion of such tenant, and other tenants that are expected to vacate, from underwritten occupancy.

Loan No. 24 - The Plazas at Summerlin – The 5th Largest Tenant, Summerlin Properties, LLC (“Summerlin”), an affiliate of the prior owner of the Mortgaged Property, (i) entered into two leases (the “Leases”) with the borrower (which Leases together represent approximately 7.4% of the NRA at the Mortgaged Property) and (ii) deposited 100% of the rent due under the Leases for their full term (three years) in escrow with First American Title Insurance Company (the “Title Company”). Summerlin is not in (and does not intend to take) physical occupancy of the leased premises but is responsible for all obligations under the Leases until such time as borrower leases the related space to a new tenant or tenants under one or more replacement leases. Pursuant to a holdback agreement by and among the prior owner of the Mortgaged Property, Summerlin, the borrower and the Title Company, pursuant to which the lender is a third party beneficiary, the Title Company is required, on a monthly basis, to transfer the rent due under the Leases into the lender controlled clearing account related to the Mortgage Loan, provided that each month the amount required to be transferred to the lender will be reduced by any amount of rent received by the borrower during such month from a replacement tenant. The borrower has not yet delivered to lender a subordination, non-disturbance and attornment agreement related to the Leases.

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(23)

Loan No. 1 – 930 Flushing – The borrowers own the Mortgaged Property as tenants-in-common.

Loan No. 3 – Kingswood Center – The borrowers own the Mortgaged Property as tenants-in-common.

Loan No. 24 – The Plazas at Summerlin – The borrowers own the Mortgaged Property as tenants-in-common.

(24)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.
(25)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(26)

Loan No. 9 – Atlantic Times Square – If AMC has failed to renew the AMC Management Agreement (during the initial term or any subsequent renewal term thereof) on or before the date that is one year prior to the then-current expiration of the AMC Management Agreement and no cure has occurred, then all excess cash flow is required to be deposited in the AMC Reserve Fund for tenant improvement and leasing commission obligations incurred by the borrower with respect to the space, subject to a cap of $2,000,000.

Loan No. 38 – White Lake Commons - The borrower is required to deposit $5,358 in the TI/LC Reserve account beginning on the April 2023 payment date.

(27)	Loan No. 25 – Fairfield Inn Charleston Airport – The borrower is required to deposit an amount equal to the greater of (i) the amount of the deposit required by Franchisor on account of FF&E under the Franchise agreement or (ii) an amount equal to 1/12th of 4% of the gross income for the Property during the preceding calendar year, which amount shall be (a) $12,377 per month and (b) adjusted annually by the lender based on the foregoing on the Monthly Payment Date occurring in January of each calendar year commencing with January 2019.

(28)

Loan No. 11 – San Antonio Business Park – At loan origination, $2,000,000 was funded into an earnout reserve, which amount will be released to the borrower, in no more than three payments, as such time that, after giving effect to the release of funds to the borrower (and the reduction in outstanding principal balance), the NCF Debt Yield is at least 8.5%.

Loan No. 14 – Sherman Oaks Collection – At loan origination, $400,000 was funded into a reserve and will be released to the borrower upon Maestro's, the 13th largest tenant, taking possession of its space and the Mortgaged Property achieving an NCF Debt Yield of 7.0%.

Loan No. 28 – Four Points by Sheraton Miami Beach – At loan origination, the borrower did not provide lender with a comfort letter from the franchisor. The borrower funded $1,000,000 into a reserve, which amount will be released to the borrower if, by July 15, 2018 (90 days from the date of origination), the borrower provides lender with an acceptable comfort letter and, at that time, there is no ongoing Cash Management Period.

(29)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this preliminary prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
4	1001 North Shoreline Boulevard	$64,450,000	6.4%	$1,000,000	Yes	3/15/2032

(30)	Summary of Existing Mezzanine Debt.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

15	NYC Parking Portfolio	$21,675,000	2.2%	$1,825,000	7.5000%	10/8/2027	Yes	68.9%	1.44x	6.9%

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